As filed with the Securities and Exchange Commission on May 6, 2024

Registration No. 333-252241

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Clever Leaves Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	2834	Not Applicable
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

Bodega 19-B Parque Industrial Tibitoc P.H.,

Tocancipá - Cundinamarca, Colombia
(561) 634-7430
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s

Principal Executive Offices)

Georgette Otero

Clever

Leaves Holdings Inc.

6501 Congress Ave, Suite 240

(561) 634-7430

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Georgette Otero Clever Leaves Holdings Inc. 6501 Congress Ave, Suite 240 Boca Raton, Florida 33487 (561) 634-7430	Pamela L. Marcogliese, Esq. Sebastian L. Fain, Esq. Freshfields Bruckhaus Deringer US LLP 3 World Trade Center 175 Greenwich Street New York, New York 10007 (212) 277-4000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 5 (this “Post-Effective Amendment”) to the registration statement on Form S-1 (File No. 333-252241), which was originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 20, 2021 (the “Registration Statement”), is being filed to deregister any and all securities that remain unsold thereunder.

On April 26, 2024, Clever Leaves Holdings Inc. (the “Company”) provided notice to The Nasdaq Stock Market LLC (“Nasdaq”) that it intends to file Form 25 with the SEC to voluntarily delist the Company’s securities from trading on Nasdaq, and terminate or suspend, as applicable, its reporting obligations with the SEC. On May 6, 2024, the Company filed such Form 25 with the SEC. In connection with the foregoing and the undertakings in the Registration Statement, the Company is hereby filing this Post-Effective Amendment to the Registration Statement to terminate the effectiveness of such Registration Statement and to remove from registration all of the Company’s securities that remain unsold under such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tocancipá, Cundinamarca, Colombia, on May 6, 2024.

Clever Leaves Holdings Inc.

By:	/s/ Andres Fajardo
Name:	Andres Fajardo
Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.